                                                                      EXHIBIT 11

                            RTW, INC. AND SUBSIDIARY
  STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME (LOSS) PER SHARE




                                                    1997         1998         1999
                                                -----------   ----------   -----------
Basic weighted average shares outstanding         11,832,720   11,926,819   12,290,990

Stock options
   Options at $25.00                                       -            -            -
   Options at $19.33                                       -            -            -
   Options at $16.67                                       -            -            -
   Options at $12.50                                       -            -            -
   Options at $10.75                                     919            -            -
   Options at $ 8.67                                   4,955            -            -
   Options at $ 7.13                                      95            -            -
   Options at $ 6.75                                     357            -            -
   Options at $ 5.81                                       -            -        4,361
   Options at $ 5.44                                       -            -            -
   Options at $ 5.00                                       -            -       13,615
   Options at $ 4.75                                       -            -        1,834
   Options at $ 4.50                                       -            -       13,990
   Options at $ 4.38                                       -            -       24,778
   Options at $ 2.67                                  54,065            -        5,594
   Options at $ 2.00                                 186,018            -        4,797
   Options at $ 0.53                                       -            -            -
                                                 -----------   ----------   ----------

WEIGHTED AVERAGE COMMON AND COMMON
   SHARE EQUIVALENTS OUTSTANDING                  12,079,129   11,926,819   12,359,959
                                                 ===========   ==========   ==========


NET INCOME (LOSS) ($000's)                            $5,799      ($7,081)      $6,167
                                                 ===========   ==========   ==========

INCOME (LOSS) PER SHARE:
   BASIC INCOME (LOSS) PER SHARE                       $0.49       ($0.59)       $0.50
                                                 ===========   ==========   ==========
   DILUTED INCOME (LOSS) PER SHARE                     $0.48       ($0.59)       $0.50
                                                 ===========   ==========   ==========